                                                                    Exhibit 23.2

                            INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 2 to Registration Statement No. 33-77665 of Medscape, Inc. on Form S-1 of our report dated February 12, 1999 (May 17, 1999 as to Note 13 and July 22, 1999 as to Note 14) relating to the consolidated financial statements of Medscape, Inc. and of our report dated April 9, 1999 relating to the financial statements of Healthcare Communications Group, LLC appearing in the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

New York, New York

July 26, 1999